Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-178131) pertaining to the Amended and Restated Omnibus Incentive Plan of Angie’s List, Inc.,

(2) Registration Statement (Form S-8 No. 333-180137) pertaining to the Amended and Restated Omnibus Incentive Plan of Angie’s List, Inc.,

(3) Registration Statement (Form S-8 No. 333-191884) pertaining to the Amended and Restated Omnibus Incentive Plan of Angie’s List, Inc.,

(4) Registration Statement (Form S-8 No. 333-197615) pertaining to the Amended and Restated Omnibus Incentive Plan of Angie’s List, Inc., and

(5) Registration Statement (Form S-8 No. 333-203583) pertaining to the Amended and Restated Omnibus Incentive Plan of Angie’s List, Inc.

of our reports dated March 8, 2016, with respect to the consolidated financial statements of Angie's List, Inc. and the effectiveness of internal control over financial reporting of Angie's List, Inc. included in this Annual Report (Form 10-K) of Angie's List, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Indianapolis, Indiana
March 8, 2016